EXHIBIT 5
                                                                       ---------


                    LEGAL OPINION OF HOGAN & HARTSON, L.L.P.




                                               August 8, 2001



Board of Directors
Webster Financial Corporation
Webster Plaza
Waterbury, Connecticut  06702

Ladies and Gentlemen:

                  We are acting as special counsel to Webster Financial Corporation, a Delaware corporation ("Webster"), in connection with its registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission relating to the proposed offering of up to 1,500,000 shares of Webster's common stock, par value $.01 per share, all of which shares (the "Shares") may be issued by Webster pursuant to the Webster Financial Corporation Amended and Restated 1992 Stock Option Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                For purposes of this opinion letter, we have examined copies of the following documents:

                1.   An executed copy of the Registration Statement.

                2. A copy of the Plan and all amendments thereto, as certified by the Secretary of Webster on the date hereof as then being complete, accurate and in effect.

                3. The Second Restated Certificate of Incorporation of Webster, as certified by the Secretary of Webster on the date hereof as being complete, accurate and in effect.

                4. The Bylaws, as amended, of Webster, as certified by the Secretary of Webster on the date hereof as being complete, accurate and in effect.

                5. Resolutions of the Board of Directors of Webster adopted at a meeting held on April 23, 2001 as certified by the Secretary of Webster on the date hereof as being complete, accurate and in effect, relating to, among other things, the adoption of the Amended and Restated 1992 Stock Option Plan and the amendments thereto and the issuance of the Shares thereunder.

                6. Minutes from the Annual Meeting of Shareholders of Webster on April 26, 2001 at which the shareholders approved the amendments to the Plan and the issuance of additional Shares thereunder.

                In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity with the original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                Based upon, subject to and limited by the foregoing, we are of the opinion that following, (a) issuance of the Shares pursuant to the terms of the Plan, and (b) receipt by Webster of the consideration for the Shares specified in the Plan, the Shares will be validly issued, fully paid and nonassessable.

                This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.